EXHIBIT 99.1

Bridger Aerospace Announces Record 2025 Results: Revenue Grows 25%, Adjusted EBITDA up 21% Year-Over-Year and Delivers Positive Net Income

Initiates 2026 guidance, anticipating another record year

BELGRADE, Mont., March 05, 2026 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported financial results for the fourth quarter and year ended December 31, 2025, including positive net income for the full year.

Highlights:

  Revenue for 2025 grew 25% to $122.8 million, surpassing the company’s increased guidance range
  Positive Net Income for 2025 was $4.1 million, with adjusted EBITDA increasing 21% from 2024 to $45.3 million
  Completed $331.5 million financing package, including debt refinancing and a $100.0 million delayed draw facility, to bolster financial flexibility and fund strategic fleet expansion amid rising demand for aerial firefighting services
  Fleet expansion program advanced with the addition of the first two Spanish Scoopers to the operational fleet and four additional air surveillance aircraft added to the balance sheet
  Initiating 2026 guidance:
    Revenue expected to be between $135 million and $145 million, representing 14% growth at the midpoint of the range and growth of 29% when excluding non-recurring return to service work on the Spanish Scoopers in 2025
    Adjusted EBITDA range of $55 million to $60 million representing growth of 27% at the midpoint of the range

Summary Financial Results

(In thousands)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Revenues	$8,547	$15,585	$122,830	98,613

Net (loss) income	(15,149)	(12,845)	4,140	(15,567)

Adjusted EBITDA	(9,543)	(2,901)	45,278	37,336

Net cash provided by operating activities			16,732	9,355

Cash and cash equivalents			$31,381	$39,336

“Our record financial performance in 2025, during a statistically below-average fire year, underscores the strength of our business model, growing diversification of our revenue stream and the benefits of longer-term contacts for our aircraft,” shared Sam Davis, Bridger’s Chief Executive Officer. “Our customers’ growing emphasis on early detection, combined with our outstanding team, helped drive the increased prepositioning and enhanced utilization of our fleet in 2025. As we complete fleet maintenance to ensure our year-round readiness, we are well positioned for another record year, both operationally and financially. Our new credit facility, including a $100 million Draw Down, further enables us to acquire new aircraft to better fight against the growing threat of wildfire, fulfill customer requests, and advance our mission to protect lives, property, critical infrastructure, and the environment.”

Fourth Quarter 2025 Results
Revenue for the fourth quarter of 2025 was $8.5 million compared to $15.6 million in the fourth quarter of 2024. Excluding $0.8 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC (“MAB”) in the fourth quarter of 2025, revenue was $7.7 million, compared to $10.5 million in the fourth quarter of 2024 after excluding $5.1 million of revenue for return to service work performed under the MAB agreement. The reduction in revenue year over year was also related to later deployment of Super Scoopers in the fourth quarter of 2024, into November.

Cost of revenues was $14.1 million in the fourth quarter of 2025 compared to $15.4 million in the fourth quarter of 2024.

Selling, general and administrative expenses (“SG&A”) were $13.4 million in the fourth quarter of 2025 compared to $7.7 million in the fourth quarter of 2024, primarily reflecting an increase in the fair value of our warrants and an increase in earnout consideration compared to the fourth quarter of 2024.

Interest expense for the fourth quarter of 2025 was $6.0 million compared to $5.9 million in the fourth quarter of 2024.

Other income was $10.0 million in the fourth quarter of 2025 compared to $0.3 million in the fourth quarter of 2024. The increase was primarily attributable to a gain of $16.9 million related to the sale-leaseback transaction partially offset by a loss of $7.8 million on the extinguishment of debt in conjunction with our debt refinancing in the fourth quarter of 2025.

Net loss was $15.1 million, or ($0.40) per diluted share, in the fourth quarter of 2025 compared to a net loss of $12.8 million, or (0.36) per diluted share, in the fourth quarter of 2024. Adjusted EBITDA was negative ($9.5) million in the fourth quarter of 2025, compared to negative ($2.9) million in the fourth quarter of 2024.

Definitions and reconciliations of net (loss) income to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

As of December 31, 2025, cash and cash equivalents were $31.4 million compared to $39.3 million as of December 31, 2024.

Full Year Results
Revenue was $122.8 million compared to $98.6 million in 2024, representing an increase of 25%. Excluding $14.0 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB in 2025, revenue was $108.8 million compared to $88.5 million in 2024 after excluding $10.1 million for return to service work performed under the MAB agreement. The increase in revenue was driven by increased activity for our Super Scoopers and surveillance aircraft in 2025, despite what was generally a below average wildfire year.

Cost of revenues was $71.1 million in 2025 compared to $57.5 million in 2024. Cost of revenues for 2025 included an increase of $5.4 million of expenses associated with the return-to-service work for the Spanish Super Scoopers compared to 2024.

SG&A expenses were $36.3 million in 2025 compared to $35.8 million for 2024, reflecting an increase in the fair value of our warrants partially offset by a decrease in non-cash stock-based compensation expense.

Interest expense for 2025 was $23.3 million compared to $23.7 million in 2024.

Other income was $11.8 million in 2025 compared to $2.1 million in 2024. The increase was primarily attributable to a gain of $16.9 million related to the sale-leaseback transaction partially offset by a loss of $7.8 million on the extinguishment of debt in conjunction with our debt refinancing in the fourth quarter of 2025.

Net income was $4.1 million in 2025 compared to a net loss of $15.6 million in 2024. Adjusted EBITDA was $45.3 million in 2025, compared to $37.3 million in 2024.

Business Outlook
With the addition of four Air Surveillance aircraft, including two that were previously leased with two remaining years on contract, and the first two Spanish Scoopers added to our fleet, we anticipate revenue of $135 million to $145 million in 2026, up 29% at the midpoint of the range and excluding revenue associated with return to service work in 2025. This is expected to drive Adjusted EBITDA to $55 million to $60 million, growth of 27% at the midpoint of the range.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call
Bridger Aerospace will hold an investor conference call on Thursday, March 5, 2026, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 800-245-3047 or 203-518-9765. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through March 12, 2026, by calling 844-512-2921 or 412-317-6671 and using the passcode 11160880. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward-Looking Statements Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, 1) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing and benefits from any cost reduction actions; (5) Bridger’s exploration of, need for, or completion of any future financings; (6) Bridger’s potential sources of liquidity and capital resources; and (7) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the ability of Bridger to successfully implement the benefits from the financing transactions; Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025 for the fiscal year ended December 31, 2024 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Revenues	$8,547	$15,585	$122,830	$98,613

Cost of revenues:
Flight operations	5,707	5,779	31,933	31,016
Maintenance	8,400	9,622	39,214	26,459
Total cost of revenues	14,107	15,401	71,147	57,475
Gross (loss) income	(5,560)	184	51,683	41,138

Selling, general and administrative expense	13,446	7,667	36,283	35,820
Interest expense	5,989	5,948	23,263	23,714
Other income	10,038	294	11,788	2,067
(Loss) income before income taxes	(14,957)	(13,137)	3,925	(16,329)

Income tax (expense) benefit	(192)	292	215	762

Net (loss) income	$(15,149)	$(12,845)	$4,140	$(15,567)

Series A preferred stock – adjustment to maximum redemptions value	(6,942)	(6,478)	(27,078)	(25,339)

Loss attributable to Common stockholders - basic and diluted	$(22,091)	$(19,323)	$(22,938)	$(40,906)

Loss per share - basic	$(0.40)	$(0.36)	$(0.42)	$(0.81)
Loss per share - diluted	$(0.40)	$(0.36)	$(0.42)	$(0.81)

Weighted average Common stock outstanding – basic	54,788	53,180	54,283	50,525
Weighted average Common stock outstanding – diluted	54,788	53,180	54,283	50,525

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of December 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$31,381	$39,336
Restricted cash	-	13,747
Accounts and note receivable	3,190	5,945
Aircraft support parts	1,654	857
Prepaid expenses and other current assets	3,994	3,924
Total current assets	40,219	63,809

Property, plant and equipment, net	218,814	183,769
Intangible assets, net	6,023	6,076
Goodwill	20,888	20,749
Other noncurrent assets	44,362	16,406
Total assets	$330,306	$290,809

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,417	$5,330
Accrued expenses and other current liabilities	9,794	14,057
Operating right-of-use current liability	2,384	1,835
Current portion of long-term debt, net of debt issuance costs	926	2,170
Total current liabilities	16,521	23,392

Long-term accrued expenses and other noncurrent liabilities	7,576	5,388
Operating right-of-use noncurrent liability	29,163	6,083
Long-term debt, net of debt issuance costs	212,380	202,469
Total liabilities	$265,640	$237,332

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A preferred stock	407,257	380,179

STOCKHOLDERS’ DEFICIT
Common stock	6	6
Additional paid-in capital	82,315	101,495
Accumulated deficit	(425,099)	(429,239)
Accumulated other comprehensive income	187	1,036
Total stockholders’ deficit	(342,591)	(326,702)
Total liabilities, mezzanine equity, and stockholders’ deficit	$330,306	$290,809

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the year ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$4,140	$(15,567)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of acquisition:
Depreciation and amortization	15,471	17,451
Gain on sale-leaseback transaction	(16,876)	-
Loss on debt extinguishment	7,776	-
Stock based compensation expense	7,098	16,160
Change in fair value of the Warrants	4,264	(4,530)
Amortization of debt issuance costs	1,096	943
Impairment of long-lived assets	178	-
Loss on termination of interest rate swap	59	-
(Gain) loss on disposal of fixed assets	(87)	386
Change in fair value of earnout consideration	(2,285)	(393)
Reclassification of realized gain on derivative instruments from AOCI	(698)	-
Deferred tax benefit	(373)	(1,142)
Realized gain on investments in marketable securities	-	(16)
Change in fair value of embedded derivative	-	(885)
Changes in operating assets and liabilities:
Accounts receivable	2,755	(2,133)
Aircraft support parts	(797)	(104)
Prepaid expense and other current and noncurrent assets	2,345	2,286
Accounts payable, accrued expenses and other liabilities	(7,334)	(3,101)
Net cash provided by operating activities	16,732	9,355

Cash Flows from Investing Activities:
Proceeds from sale-leaseback transaction, net	46,849	-
Sale of property, plant and equipment	976	649
Purchases and improvements of property, plant and equipment	(80,942)	(4,084)
Capitalized costs related to in-process research and development	(1,326)	(1,156)
Collection of note receivable	-	3,000
Cash acquired through acquisition	-	2,592
Proceeds from sales and maturities of marketable securities	-	1,055
Net cash (used in) provided by investing activities	(34,443)	2,056

Cash Flows from Financing Activities:
Proceeds from issuance of term loans	220,251	-
Termination of interest rate swap	639	-
Repayments on debt	(210,942)	(2,988)
Payment of issuance costs for term loans	(13,850)	-
Cash paid for taxes related to net share settlement of equity awards	(391)	(644)
Payment of finance lease liability	(27)	(26)
Proceeds from issuance of Common Stock in the registered direct offering	-	9,169
Proceeds from issuance of Common Stock in the at-the-market offering	-	168
Payment of issuance costs for Common Stock in offerings	-	(1,006)
Net cash (used in) provided by financing activities	(4,320)	4,673

Effects of exchange rate changes	329	62
Net change in cash, cash equivalents and restricted cash	(21,702)	16,146
Cash, cash equivalents and restricted cash – beginning of the period	53,083	36,937
Cash, cash equivalents and restricted cash – end of the period	$31,381	$53,083
Less: Restricted cash – end of the period	-	13,747
Cash and cash equivalents – end of the period	$31,381	$39,336

EXHIBIT A
Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration, the change in the fair value of warrants, the gain on non-recurring transactions and non-recurring organizational development costs. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net (loss) income, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three months and years ended December 31, 2025, and 2024.

(In thousands)	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(15,149)	$(12,845)	$4,140	$(15,567)
Income tax expense (benefit)	192	(292)	(215)	(762)
Depreciation and amortization	1,275	2,692	15,471	17,451
Interest expense	5,989	5,948	23,263	23,714
EBITDA	(7,693)	(4,497)	42,659	24,836
Stock-based compensation(1)	2,891	2,442	7,720	16,160
Business development & integration expenses(2)	730	392	1,648	1,140
Offering costs(3)	3	167	440	123
Change in fair value of earnout consideration(4)	496	(872)	(2,285)	(393)
Change in fair value of Warrants(5)	3,198	(533)	4,264	(4,530)
Non-cash impairment charges (6)	178	-	178	-
Gain on non-recurring transactions(7)	(9,738)	-	(9,738)	-
Non-recurring organizational development costs(8)	392	-	392	-

Adjusted EBITDA	$(9,543)	$(2,901)	$45,278	$37,336

1	Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
2	Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
3	Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
4	Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
5	Represents the non-cash fair value adjustment for the outstanding warrants.
6	Represents non-cash impairment charges on aircraft.
7	Represents the net effect from the October debt refinancing and sale-leaseback transactions completed during the period.
8	Represents expenses associated with the build-out of the executive leadership team.